EXHIBIT 24

FORM 10-K

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints KIM K.W. RUCKER, ANTHONY SANTINI and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the 2008 Annual Report on Form 10-K of Avon Products, Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney as of February 20, 2009.

Signature	Title

/s/ Andrea Jung
Andrea Jung	Chairman of the Board and Chief Executive Officer - Principal Executive Officer

/s/ Charles W. Cramb
Charles W. Cramb	Vice Chairman, Chief Finance and Strategy Officer – Principal Financial Officer

/s/ Simon N.R. Harford
Simon N.R. Harford	Group Vice President and Corporate Controller – Principal Accounting Officer

/s/ W. Don Cornwell
W. Don Cornwell	Director

/s/ Edward T. Fogarty
Edward T. Fogarty	Director

/s/ V. Ann Hailey
V. Ann Hailey	Director

/s/ Fred Hassan
Fred Hassan	Director

/s/ Maria Elena Lagomasino
Maria Elena Lagomasino	Director

/s/ Ann S. Moore
Ann S. Moore	Director

/s/ Paul S. Pressler
Paul S. Pressler	Director

/s/ Gary M. Rodkin
Gary M. Rodkin	Director

/s/ Paula Stern
Paula Stern	Director

/s/ Lawrence A. Weinbach
Lawrence A. Weinbach	Director